PERMANENT PORTFOLIO FAMILY OF FUNDS
(a Delaware Statutory Trust)

 AGREEMENT AND DECLARATION OF TRUST

Dated as of September 21, 2015

TABLE OF CONTENTS

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PERMANENT PORTFOLIO FAMILY OF FUNDS
AGREEMENT AND DECLARATION OF TRUST
This AGREEMENT AND DECLARATION OF TRUST is made and entered into as of September 21, 2015, by the Trustees whose signatures are affixed hereto.
WHEREAS, the Trustees desire to create a trust for the investment and reinvestment of funds contributed by the holders from time to time of the shares of beneficial interest in the Trust;
WHEREAS, the assets of the Trust may be divided into one or more Series, each with its own separate investment portfolio and investment objectives, policies and restrictions, and the beneficial interest in each such Series divided into transferable Shares, there being a separate series of Shares for each Series, all in accordance with the provisions hereinafter set forth; and
WHEREAS, the Trustees intend to form the Trust as a Delaware statutory trust by the filing of a certificate of trust in the office of the Delaware Secretary of State in accordance with the Delaware Act.
NOW, THEREFORE, the Trustees do hereby declare that all cash, securities and other assets contributed to the Trust, together with the income therefrom and the proceeds thereof, shall be held and managed upon the following terms and conditions.
ARTICLE I

NAME AND DEFINITIONS

Section 1.1  Name.  The name of the Trust is “Permanent Portfolio Family of Funds” and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.  The Trustees may, without Shareholder approval, change the name of the Trust or any Series or Class and adopt such other name as they deem proper.  Any name change of any Series or Class shall become effective upon the adoption by the Board of Trustees of a resolution approving such change, whether directly in such resolution or by reference to or approval of another document that sets forth such change, or at a future date or time specified in such resolution or other document.  Any name change of the Trust shall become effective upon the filing of a certificate of amendment reflecting such change in the office of the Delaware Secretary of State or at a future date or time specified in such certificate of amendment.  Any such name change of the Trust shall constitute an amendment to this Declaration of Trust.

Section 1.2  Definitions.  Whenever used herein, unless otherwise required by the context or specifically provided:

“By-laws” means the by-laws of the Trust, as amended from time to time, which By-laws are incorporated herein by reference as part of the Trust’s “governing instrument” within the meaning of § 3801(c) of the Delaware Act;

“Certificate of Trust” means the certificate of trust, as amended from time to time, filed by the Trustees in the office of the Delaware Secretary of State in accordance with the Delaware Act to form the Trust;
“Class” means a class of Shares of any Series established by the Trustees in accordance with the provisions of Article III;
“Commission” means the U.S. Securities and Exchange Commission;
“Declaration of Trust” means this Agreement and Declaration of Trust, as amended from time to time, which constitutes the “governing instrument” of the Trust within the meaning of § 3801(c) of the Delaware Act;
“Delaware Act” means the Delaware Statutory Trust Act, 12 Del. C. §§ 3801 et seq., as amended from time to time;
“1940 Act” means the Investment Company Act of 1940, and the rules and regulations promulgated thereunder, all as amended from time to time; and “interested person,” “investment adviser” and “principal underwriter” have the meanings given them in the 1940 Act;
“Registration Statement” means the Trust’s registration statement or statements as filed with the Commission under the Securities Act of 1933 and the 1940 Act, as amended and from time to time in effect, and includes any prospectus or statement of additional information forming a part thereof;
“Series” means a series of Shares established by the Trustees in accordance with the provisions of Article III;
“Shareholder” means a record owner of outstanding Shares;
“Shares” means the equal proportionate transferable units of beneficial interest into which the beneficial interest in the Series shall be divided from time to time;
“Trust” means the Delaware statutory trust formed under the Delaware Act by the adoption of this Declaration of Trust and the filing of the Certificate of Trust; and
“Trustees” means the individuals who have signed this Declaration of Trust and all other individuals who may from time to time be duly appointed or elected to serve as Trustees in accordance with the provisions hereof, in each case so long as such individual shall continue in office in accordance with the terms of this Declaration of Trust.  Reference herein to the “Board of Trustees” refers to the individuals, as a group, who from time to time constitute the Trustees in their capacities as Trustees hereunder.

ARTICLE II

PURPOSE OF THE TRUST

The purpose of the Trust is to conduct, operate and carry on the business of an investment company registered under the 1940 Act through one or more Series, and to carry on such other business or businesses as the Trustees may from time to time determine pursuant to their authority under this Declaration of Trust.  In furtherance of the foregoing, the Trust may do everything necessary, suitable, convenient or proper for the conduct, promotion and attainment of any businesses and purposes which at any time may be incidental to, or may appear conducive or expedient for the accomplishment of the business of, an investment company registered under the 1940 Act and which may be engaged in or carried on by a statutory trust formed under the Delaware Act; and in connection therewith, the Trust shall have and may exercise all of the powers conferred by the laws of the State of Delaware upon a Delaware statutory trust.
ARTICLE III

BENEFICIAL INTEREST
Section 3.1  Division of Beneficial Interest.
(a)  The beneficial interest in the Trust shall be divided into Shares, without par value, of one or more separate and distinct Series.  The Shares of any Series may be divided into two or more Classes.  Subject to the distinctions permitted among Classes of any Series consistent with the requirements of the 1940 Act, each Share of any Series shall represent an equal beneficial interest in the assets held with respect to such Series, and each Shareholder of such Series shall be entitled to receive such Shareholder’s pro rata share of distributions of income and capital gains, if any, made with respect to such Series.  The number of Shares of each Series and Class authorized to be issued hereunder is unlimited.  Notwithstanding any other provision of this Declaration of Trust, all Shares issued hereunder, including Shares issued in connection with a dividend in Shares or a split or reverse split of Shares, shall be fully paid and nonassessable when the consideration therefor determined by the Trustees, if any, shall have been received by the Trust.

(b)  Subject to the provisions of this Article III and any applicable requirements of the 1940 Act, the Trustees shall have full power and authority, in their sole discretion, and without obtaining any authorization or vote of the Shareholders of any Series or Class: (i) to establish and to change in any manner any Series or Class with such preferences, voting powers, rights, privileges, and business purpose or investment objective as the Trustees may from time to time determine, which preferences, voting powers, rights, privileges and business purpose or investment objective may be different from any existing Series or Class and may be limited to specified assets or liabilities of the Trust or profits and losses associated therewith; (ii) to divide or combine the Shares of any Series or Class into a greater or lesser number without thereby materially changing the proportionate beneficial interest of the Shares of such Series or Class in the assets held with respect to such Series or Class; (iii) to combine any two or more Series or Classes into a single Series or Class, and in connection therewith to cause the Shareholders of each such Series or Class to become Shareholders of such single Series or

Class, or to divide any Series or Class into an additional one or more Series or Classes, and in connection therewith to cause some or all of the Shareholders of such Series or Class to become Shareholders of such additional Series or Classes; and (iv) to take such other action with respect to the Shares of any Series or Class as the Trustees may deem desirable.
Section 3.2  Establishment of Series and Classes.  The initial Series and Classes of the Trust are listed in Schedule A hereto.  The relative rights and preferences of the initial Series and Classes shall be as set forth herein.  The establishment of any additional Series or Class shall be effective upon the adoption by the Board of Trustees of a resolution that sets forth the establishment and designation of or otherwise identifies such Series or Class.  The relative rights and preferences of each additional Series or Class shall be as set forth herein, unless expressly provided otherwise by the Trustees in establishing such Series or Class.  The Trustees shall cause Schedule A to be amended from time to time to reflect the establishment of any additional Series or Class or the termination of any Series or Class; however, any such amendment shall not be requisite to the effectiveness of the establishment or termination of any Series or Class.  For the avoidance of doubt, the Registration Statement shall not constitute a contract between the Trust or any Series and the Shareholders, and shall not give rise to any contract claims by the Shareholders against the Trust or any Series.

Shares of each Series and Class shall have the following relative rights and preferences:
(a)  Assets and Liabilities of Series and Classes.
(i)  All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested and all income, earnings, profits and proceeds thereof from whatever source derived, including any proceeds derived from the sale, exchange or liquidation of such assets and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably be held with respect to that Series for all purposes, shall be accounted for in separate and distinct records separately from the other assets of the Trust, or the assets held with respect to any other Series, and shall be so recorded upon the books of account of the Trust.  Such consideration, assets, income, earnings, profits and proceeds thereof, funds or payments, in whatever form the same may be, are herein referred to as “assets held with respect to” that Series.  In the event that there are any assets, income, earnings, profits and proceeds thereof, funds or payments that are not readily identifiable as assets held with respect to any particular Series, the Trustees shall allocate such assets to, between or among any one or more of the Series in such manner and on such basis as the Trustees, in their sole discretion, deem fair and equitable, and any assets so allocated to a particular Series shall be assets held with respect to that Series.  Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes.
(ii)  The assets held with respect to a particular Series shall be charged with all liabilities, expenses, costs, charges, fees and reserves attributable to that Series, except that liabilities attributable solely to a particular Class of that Series shall be charged solely to that Class.  Any general liabilities, expenses, costs, charges, fees or reserves of the Trust that are not readily identifiable as chargeable to any particular Series or Class shall be allocated and charged to, between or among any one or more of the Series or Classes in such manner and on such basis as the Trustees, in their sole discretion, deem fair and equitable.  Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all Series and Classes for all purposes.
(iii)  Without limiting the foregoing, but subject to the right of the Trustees to allocate liabilities as herein provided, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets held with respect to that Series only, and not against the assets of the Trust generally or the assets held with respect to any other Series, and none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other Series shall be enforceable against the assets held with respect to such Series.  To the extent required by § 3804(a) of the Delaware Act in order to give effect to the limitation on inter-Series liabilities provided by this Section 3.2(a), separate and distinct records shall be maintained for each Series and the assets held with respect to each Series shall be held in such separate and distinct records (directly or indirectly, including through a nominee or otherwise) and accounted for in such separate and distinct records separately from the assets held with respect to all other Series, and of the Trust generally, and notice of the limitation on inter‑Series liabilities as provided by this Section 3.2(a) shall be set forth in the Certificate of Trust.
(b)  Distributions and Redemptions.  Notwithstanding any other provisions of this Declaration of Trust, including Article VII, no dividend or distribution on the Shares of any Series or Class thereof, including any distribution paid in connection with the dissolution of the Trust or such Series or the termination of such Class, nor any redemption or repurchase of the Shares of such Series or Class, shall be effected by the Trust other than from the assets held with respect to such Series, nor shall any Shareholder or former Shareholder of any Series or Class thereof otherwise have any right or claim against the assets held with respect to any other Series, except to the extent that such Shareholder has such a right or claim hereunder as a Shareholder of such other Series or Class.
(c)  Fractions.  Any fractional Share of a Series or Class shall carry proportionately all the rights and obligations of a whole Share, including rights with respect to voting, receipt of dividends and distributions, redemption, and termination of such Series or Class or of the Trust.
(d)  Exchange Privilege.  The Trustees shall have the authority to provide that the Shareholders of any Series or Class shall have the right to exchange or convert their Shares for Shares of one or more other Series or Classes, or for interests in one or more trusts, corporations or other business entities (or a series or class of any of the foregoing) in accordance with such requirements and procedures as may be established by the Trustees.
Section 3.3  Investments in the Trust.  Investments in any Series may be accepted, and Shares of such Series or Class thereof may be issued without limitation as to number, to such persons, at such times, on such terms and for such type and amount of consideration, which may consist of cash or tangible or intangible property or a combination thereof, as the Trustees may from time to time authorize in their sole discretion.  The Trustees shall have the right to refuse to accept any investment or to issue Shares to any person at any time and for any reason.
Section 3.4  Small Accounts.  The Trustees may establish, from time to time, one or more minimum investment amounts for Shareholder accounts, which may differ within and among any Series or Class, and may impose account fees on (which may be satisfied by involuntarily redeeming the requisite number of Shares in any such account in the amount of such fee), or require the involuntary redemption of Shares held in, those accounts the value of which for any reason falls below such established minimum investment amounts, or may authorize the Trust to convert Shares in any such account to Shares of another Series or Class (whether of the same or a different Series), or take any other such action with respect to minimum investment amounts as they may deem necessary or appropriate.
Section 3.5  Ownership of Shares.  The ownership of Shares shall be recorded on the books of the Trust or a transfer or similar agent for the Trust, which books shall contain the names and addresses of the Shareholders and the number of Shares of each Series and Class held by each Shareholder.  No certificates certifying the ownership of Shares shall be issued except as the Trustees may otherwise determine from time to time.  The Trustees may make such rules as are considered appropriate for the issuance of certificates for Shares, the transfer of Shares and similar matters.  The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to the identity of the Shareholders and the number of Shares of each Series and Class held from time to time by each Shareholder.  The Trust shall be entitled to treat the holder of record of any Shares as the owner thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Shares on the part of any other person, whether or not the Trust shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.  No Shareholder shall be entitled to receive payment of any dividend or other distribution, or to have notice given to him as herein or in the By-laws provided, until such Shareholder has given his address and such other information as shall be thereupon required to the transfer or similar agent or to such other officer or agent of the Trust as shall keep the record books of the Trust for entry thereof.  The Shareholders shall upon demand disclose to the Trust in writing such information with respect to direct and indirect ownership of Shares as the Trustees deem necessary to comply with the provisions of the Internal Revenue Code or other applicable laws or regulations.
Section 3.6  Transfer of Shares.  Except as otherwise provided by the Trustees, Shares shall be transferable on the books of the Trust only by the record holder thereof or by his duly authorized agent upon delivery to the Trust’s transfer or similar agent of a duly executed instrument of transfer, together with a certificate for the Shares if one is outstanding, and such evidence of the genuineness of each such execution and authorization and of such other matters as may be required by the Trustees.  Upon such delivery, and subject to any further requirements specified by the Trustees, the transfer shall be recorded on the books of the Trust.  Until the transfer is so recorded, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereunder, and neither the Trustees, nor any transfer or similar agent, nor any officer, employee or agent of the Trust shall be affected by any notice of the proposed transfer.
Section 3.7  No Preemptive or Appraisal Rights.  Shareholders shall have no preemptive or other right to acquire, purchase or subscribe to any additional Shares or other securities issued by the Trust, other than such right, if any, as the Trustees in their discretion may determine.  Shareholders shall have no appraisal rights with respect to their Shares.
Section 3.8  Status of Shares; Limitation of Personal Liability.  Shares shall be deemed to be personal property giving only the rights provided in this Declaration of Trust.  Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms hereof and to the terms of any By-laws adopted pursuant to Section 5.1(b)(iii) hereof.  The death, incapacity, dissolution, termination or bankruptcy of a Shareholder during the existence of the Trust or an applicable Series shall not operate to terminate the Trust or such Series, nor entitle the representative of any such Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but entitles such representative only to the rights of such Shareholder under this Declaration of Trust.  Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the assets held with respect to the applicable or any other Series, or the assets of the Trust generally, or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders as partners.  For the avoidance of doubt, Shareholders shall have no rights, privileges, claims or remedies under any contract or agreement entered into by the Trust or any Series thereof with any service provider or other agent to or contractor with the Trust or a Series thereof, including, without limitation, any third party beneficiary rights.  None of the Trust, the Trustees or any officer, employee or agent of the Trust shall have any power to bind personally any Shareholder, nor to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay.  No Shareholder shall be personally liable for the debts, liabilities, obligations and expenses incurred by, contracted for, or otherwise existing with respect to, the Trust or any Series or Class.  Shareholders shall be entitled, to the fullest extent permitted by law, to the same limitation of personal liability as is extended under the Delaware General Corporation Law to stockholders of private corporations for profit.
ARTICLE IV

TRUSTEES

Section 4.1  Number, Election and Tenure.  The initial Trustees shall be the individuals signing this Declaration of Trust.  The Trustees may increase or decrease the number of Trustees from time to time; provided, however, that there shall at all times be at least one Trustee.  No decrease in the number of Trustees shall have the effect of removing any Trustee from office, but the number of Trustees may be decreased in conjunction with the removal of a Trustee.  The Trustees shall serve during the existence of the Trust and until its termination as herein provided, except that: (i) any Trustee may resign by delivering to the other Trustees or to any officer of the Trust a written resignation effective upon such delivery, or a later date as is specified therein; (ii) any Trustee may be removed with or without cause at any time by action of at least three-quarters of the other Trustees; and (iii) any Trustee may be removed at any meeting of the Shareholders by a vote of at least two-thirds of the outstanding Shares.  Except to the extent expressly provided in a written agreement with the Trust, no Trustee resigning and no Trustee removed shall have any right to any compensation for any period following the effective date of his resignation or removal, or any right to damages on account of such removal.

Section 4.2  Vacancies and Appointment of Trustees.  Whenever a vacancy exists on the Board of Trustees, regardless of the reason for such vacancy, the remaining Trustees may fill such vacancy by appointing such other individual as they in their discretion shall see fit consistent with the limitations under the 1940 Act.  Such appointment shall be evidenced by a written instrument signed by a majority of the Trustees or by resolution of the Board of Trustees, duly adopted, whereupon the appointment shall take effect or shall take effect at such later date set forth in such instrument or resolutions.  An appointment of a Trustee may be made by the Trustees then in office in anticipation of a vacancy to occur by reason of retirement, resignation or increase in number of Trustees effective at a later date, provided that such appointment shall become effective only at or after the effective date of such retirement, resignation or increase.  The power of the Trustees to appoint a Trustee pursuant to this Section 4.2 is subject to the provisions of Section 16(a) of the 1940 Act.  The Shareholders shall not be entitled to elect Trustees except as required by the 1940 Act.

Section 4.3  Acceptance of Trusts.  Whenever any conditions to the appointment or election of any individual as a Trustee hereunder who was not, immediately prior to such appointment or election, serving as a Trustee shall have been satisfied, such individual shall become a Trustee and the Trust estate shall vest in the new Trustee, together with the continuing Trustees, without any further act or conveyance.  Such new Trustee shall accept such appointment or election in writing, but the execution of such writing shall not be requisite to the effectiveness of the appointment or election of a new Trustee.

Section 4.4  Effect of Death, Resignation, Etc. of a Trustee.  The death, declination to serve, resignation, retirement, removal or incapacity of one or more Trustees, or all of them, shall not operate to dissolve the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust.  Whenever there shall be fewer than the designated number of Trustees, until additional Trustees are appointed or elected as provided herein to bring the total number of Trustees equal to the designated number, the Trustees in office, regardless of their number, shall have all the powers granted to the Board of Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration of Trust.  As evidence of such vacancy, an instrument certifying the existence of such vacancy may be executed by an officer of the Trust or by a Trustee.
Section 4.5  Trustee Action; Action by Written Consent.  Except as otherwise provided herein or from time to time in the By-laws, any action to be taken by the Trustees may be taken by a majority of the Trustees present at a meeting of the Board of Trustees at which a quorum is  present, within or outside the State of Delaware, or by unanimous written consent of the Trustees.
Section 4.6  Payment of Trust Expenses; Trustee Compensation.
(a)  The Trustees are authorized to pay or cause to be paid out of the principal or income of the Trust, or partly out of the principal and partly out of income, as they deem fair, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust, or in connection with the management thereof, including the Trustees’ and officers’ compensation and such expenses and charges for the services of the Trust’s officers, employees, agents or independent contractors, and such other expenses and charges, as the Trustees may, in their sole discretion, deem necessary or proper to incur.
(b)  Any Trustee may be compensated for his services as Trustee by fixed periodic payments or by fees for attendance at meetings, by both or otherwise, and in addition may be reimbursed for transportation and other expenses, all in such manner and amounts as the Board of Trustees may from time to time determine.  Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, legal, accounting, investment banking or other services and payment for the same by the Trust.
Section 4.7  Ownership of Assets of the Trust.  Title to the assets of the Trust shall at all times be considered as vested in the Trust, and title to the assets held with respect to each Series shall at all times be considered as vested in the Trust as nominee for such Series.  Notwithstanding the foregoing, the Trustees shall have power to cause legal title to any assets of the Trust to be held by or in the name of one or more of the Trustees, or in the name of any other person as nominee, on such terms as the Trustees may determine with the same effect as if such assets were held in the name of the Trust or in the name of the Trust as nominee for such Series.  No creditor of any Trustee shall have any right to obtain possession, or otherwise exercise legal or equitable remedies with respect to, any of the assets of the Trust, with respect to any claim against, or obligation of, such Trustee in his individual capacity and not related to the Trust.  The right, title and interest of the Trustees in the assets of the Trust shall vest automatically in each person who may hereafter become a Trustee.  Upon the resignation, retirement, removal, declination to serve, incapacity or death of a Trustee, he shall automatically cease to have any right, title or interest in any of the assets of the Trust, and the right, title and interest of such Trustee in the assets of the Trust shall vest automatically in the remaining Trustees.  Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.
ARTICLE V

POWERS OF THE TRUSTEES

Section 5.1  Powers.

(a)  Subject to the provisions of this Declaration of Trust, the business and affairs of the Trust and each Series shall be managed by the Board of Trustees and the Trustees shall have all powers necessary or convenient to carry out that responsibility.  The Trustees in all instances shall act as principals, free of the control of the Shareholders.  The Trustees shall have full power and authority to take or refrain from taking any action and to execute any contracts and instruments that they may consider necessary, proper or desirable in the management of the Trust and any Series.  Unless otherwise expressly provided herein or required by the 1940 Act, the Trustees may take any action or exercise any power without any vote or consent of the Shareholders.
(b)  Subject to any applicable limitation in this Declaration of Trust or the By‑laws, the Board of Trustees, on behalf of the Trust or any Series, shall have the power and authority, without limitation:

(i)  To operate as and carry on the business of an investment company registered under the 1940 Act and exercise all the powers necessary and proper to conduct such a business;
(ii)  To subscribe for, invest in, reinvest in, purchase or otherwise acquire, hold, lend, pledge, mortgage, hypothecate, write options on, lease, sell, assign, transfer, exchange, distribute or otherwise deal in or dispose of any form of property, including, but not limited to, securities of any kind (including, but not limited to, common and preferred stocks, warrants, bonds, debentures, time notes and all other evidences of indebtedness, negotiable or non-negotiable instruments, obligations, certificates of deposit or indebtedness, commercial paper, repurchase agreements, reverse repurchase agreements, dollar rolls, convertible securities, forward contracts, options, futures contracts, swaps and other financial contracts or derivative instruments, and securities issued by an investment company (whether registered under the 1940 Act or unregistered) or any series thereof), without regard to whether any such securities mature before or after the possible termination of the Trust or one or more of its Series, precious metals and other minerals (including, but not limited to, gold and silver bullion and bullion-type coins), contracts to purchase and sell, and in other interests of every nature and kind in, such precious metals or minerals, and cash (U.S. and foreign currencies) and related instruments, and to exercise any and all rights, powers and privileges of ownership or interest in respect of any and all such property of every kind and description; and to hold cash or other property uninvested;
(iii)  To adopt By-laws not inconsistent with this Declaration of Trust providing for the conduct of the business of the Trust or any Series including, without limitation, By-laws governing the rights and powers of the Trust, its Trustees, officers, employees and Shareholders, and to amend and repeal them to the extent such right is not reserved to the Shareholders;
(iv)  To establish a registered office and have a registered agent in the State of Delaware;
(v)  To establish committees for such purposes, with such membership, and with such responsibilities as the Trustees may consider proper, including a committee consisting of fewer than all of the Trustees then in office, which may act for and bind the Board of Trustees and the Trust with respect to the institution, prosecution, dismissal, settlement, review or investigation of any legal action, suit or proceeding, pending or threatened, to be brought before any court, administrative agency or other adjudicatory body;
(vi)  To elect and remove such officers and to appoint and terminate such agents as the Trustees deem appropriate;
(vii)  To delegate such authority as the Trustees consider desirable to any officers of the Trust and to any agent or independent contractor, including any manager, investment adviser, custodian, administrator, principal underwriter or other service provider;

(viii)  To establish and designate Series and Classes in accordance with the provisions of Article III, Section 3.2;
(ix)  To the full extent permitted by § 3804 of the Delaware Act, to allocate assets of the Trust to a particular Series, and liabilities to a particular Series or Class thereof, or to apportion the same between or among two or more Series or Classes, provided that any liabilities incurred by a particular Series or a Class thereof shall be payable solely out of the assets held with respect to that Series as provided for in Article III, Section 3.2;
(x)  To interpret the investment objectives, policies and restrictions of any Series;
(xi)  To hold any security or other property in a form not indicating any trust, whether in bearer, book-entry, unregistered or other negotiable form, or either in the Trust’s or a Trustee’s own name or in the name of a custodian or a nominee or nominees, subject to safeguards according to the usual practice of statutory trusts or investment companies;
(xii)  To sell, exchange or otherwise dispose of any or all of the assets of the Trust;
(xiii)  To vote or give assent, or exercise any rights of ownership, with respect to securities or other property, and to execute and deliver proxies or powers of attorney delegating such power to such persons as the Trustees deem proper;
(xiv)  To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities;
(xv)  To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer whose securities are held by the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer; and to pay calls or subscriptions with respect to any security held by the Trust;
(xvi)  To borrow money or otherwise obtain credit and to secure the same by mortgaging, pledging or otherwise subjecting as security any assets of the Trust, including the lending of portfolio securities, and to endorse, guarantee or undertake the performance of any obligation, contract or engagement of any other person, firm, association or corporation;
(xvii)  To retain one or more transfer agents and shareholder servicing agents, or both;
(xviii)  To provide for the distribution of Shares through a principal underwriter or by the Trust, or both, and to adopt a distribution plan pursuant to Rule 12b-1 under the 1940 Act;

(xix)  To issue, sell, repurchase, redeem, cancel, retire, acquire, hold, resell, reissue, dispose of and otherwise deal in Shares; to establish terms and conditions including any fees or expenses regarding the issuance, sale, repurchase, redemption, cancellation, retirement, acquisition, holding, resale, reissuance, disposition of or dealing in Shares; and, subject to Articles III and VII, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or other property of the Trust;
(xx)  To declare and make distributions of income and of capital gains to Shareholders;
(xxi)  To set record dates in the manner provided for herein or in the By-laws;
(xxii)  To compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any Series or any matter in controversy including, but not limited to, claims for taxes;
(xxiii)  To adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans and trusts, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust;
(xxiv)  To purchase and pay for out of the assets of the Trust, insurance policies insuring the Shareholders, Trustees, officers, employees, agents or independent contractors of the Trust against all claims arising by reason of holding any such position or by reason of any action taken or omitted by any such person in such capacity, whether or not the Trust would have the power to indemnify such person against such claim, or to otherwise indemnify such persons, out of the assets of the Trust, to the fullest extent permitted by this Declaration of Trust; and
(xxv)  To enter into contracts or carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary or desirable to accomplish any purpose or to further any of the foregoing powers, to take every other action incidental to the foregoing businesses or purposes, objects or powers, and to engage in any other lawful act or activity in which a statutory trust organized under the Delaware Act may engage.
(c)  The Trustees shall not in any way be bound or limited by current or future laws or customs applicable to investments by trustees, but shall have full power and authority to make any investments which they, in their sole discretion, deem proper to accomplish the purposes of the Trust.  The Trustees may exercise all of their powers without recourse to any court or other authority.  The Trustees shall have the power to construe and interpret this Declaration of Trust and to act upon any such construction or interpretation.  Any construction or interpretation of this Declaration of Trust by the Trustees and any action taken pursuant thereto and any determination as to what is in the interests of the Trust and the Shareholders made by the Trustees shall, in each case, be conclusive and binding on all Shareholders and all other persons for all purposes.  In construing the provisions of this Declaration of Trust, the presumption shall be in favor of a grant of power to the Trustees.
Section 5.2  Service Contracts.
(a)  The Trustees, on behalf of the Trust or any Series, may enter into contracts with one or more persons to act as investment adviser, administrator or other agent, and as such to perform such functions as the Trustees may deem reasonable and proper, including investment management, advisory or research services, valuation of assets, clerical and administrative functions, under such terms and conditions, and for such compensation, as the Trustees may deem advisable.  The Trustees may also authorize any investment adviser to employ one or more sub-advisers from time to time and any administrator to employ one or more sub-administrators from time to time, upon such terms and conditions as shall be approved by the Trustees.
(b)  The Trustees, on behalf of the Trust or any Series, may enter into a contract or contracts with one or more persons to act as principal underwriter whereby the Trust may agree either to sell Shares of any Series or Class to the other party or parties to the contract or appoint such other party or parties its sales agent for such Shares and with such other provisions as the Trustees may deem reasonable and proper, and the Trustees, on behalf of the Trust or any Series, may from time to time enter into transfer agency, sub-transfer agency and shareholder servicing contracts, in each case with such terms and conditions, and providing for such compensation, as the Trustees may deem advisable.
(c)  The Trustees are further empowered, at any time and from time to time, to contract with any person to provide such other services to the Trust, or one or more of the Series, as the Trustees determine to be in the best interests of the Trust and the applicable Series.
(d)  Any contract of the character described in this Section 5.2 may be entered into with any person, including an investment adviser or principal underwriter, or any affiliate of such investment adviser or principal underwriter, although one or more of the Trustees, officers or Shareholders may be an officer, director, trustee, manager, shareholder, partner or member of such other party to the contract, or otherwise interested in such contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship, nor shall any person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust or any applicable Series under or by reason of said contract, or accountable for any profit realized directly or indirectly therefrom.  The same person may be a party to more than one contract entered into pursuant to this Section 5.2 and any individual may be financially interested or otherwise affiliated with persons who are parties to any or all of the contracts mentioned in this Section 5.2.
Section 5.3  Delegation by Trustees.  Subject only to any limitations required by applicable law, by this Declaration of Trust or the By-laws, the Board of Trustees may delegate any and all powers and authority hereunder as the Trustees consider desirable to any officer of the Trust, any committee of the Trustees, any committee composed of Trustees and other persons, and any committee composed only of persons other than Trustees and to any agent, independent contractor or employee of the Trust or to any custodian, administrator, transfer or shareholder servicing agent, investment adviser, principal underwriter or other service provider, provided that such delegation of power or authority shall not cause any Trustee to cease to be a Trustee of the Trust, or cause any such person to whom any power or authority has been delegated to be a Trustee of the Trust.  The reference in this Declaration of Trust to the right of the Trustees to, or circumstances under which they may, delegate any power or authority, or the reference in this Declaration of Trust to the authorized agents of the Trust or any other person to whom any power or authority has been or may be delegated pursuant to any specific provision of this Declaration of Trust, shall not limit the authority of the Board of Trustees to delegate any other power or authority under this Declaration of Trust to any person, subject only to any limitations under applicable law.
Section 5.4  Trustees and Officers as Shareholders, Etc.  Any Trustee, officer or agent of the Trust may acquire, own and dispose of Shares to the same extent as if he were not a Trustee, officer or agent, and the Trustees may issue and sell and cause to be issued and sold Shares to, and redeem such Shares from, any such person or any firm or company in which such person is interested, subject only to the general limitations contained herein relating to the sale and redemption of such Shares.  Any Shareholder, Trustee or officer of the Trust may lend money to, borrow money from, act as a surety, guarantor or endorser for, guarantee or assume one or more obligations of, provide collateral for and transact other business with the Trust or any Series and, subject to applicable law, shall have the same rights and obligations with respect to any such matter as a person who is not a Shareholder, Trustee or officer of the Trust.
Section 5.5  Certain Transactions.  Except as prohibited by the 1940 Act, the Trustees may, on behalf of the Trust or any Series, buy any securities from or sell any securities to, or lend any assets of the Trust to, any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with any investment adviser, administrator, principal underwriter or transfer agent for the Trust or with any interested person of such person.  The Trust may employ any such person or entity of which such person is an interested person as broker, legal counsel, investment adviser, administrator, principal underwriter, transfer agent, dividend disbursing agent, custodian or in any other capacity upon customary terms.
ARTICLE VI

SHAREHOLDER VOTING AND MEETINGS

Section 6.1  Voting Powers.  The Shareholders shall have power to vote only: (i) for the election or removal of Trustees as and to the extent provided in Section 4.1; (ii) with respect to such additional matters relating to the Trust as may be required by the 1940 Act or other applicable law; and (iii) as the Trustees may otherwise consider necessary or advisable in their sole discretion.  Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote.

Notwithstanding any other provision of the Declaration of Trust, on any matters submitted to a vote of the Shareholders, all Shares then entitled to vote shall be voted in the aggregate, except: (i) when required by the 1940 Act, Shares shall be voted by individual Series or Class; (ii) when the matter involves any action that the Trustees have determined will affect only the interests of one or more Series, then only the Shareholders of such Series shall be entitled to vote thereon; and (iii) when the matter involves any action that the Trustees have determined will affect only the interests of one or more Classes, then only the Shareholders of such Classes shall be entitled to vote thereon.  There shall be no cumulative voting in the election of Trustees.  Shares may be voted in person or by proxy or in any manner provided for in the By‑laws, which may provide that a proxy may be given in writing or by electronic, telephonic or other alternatives means, or in any other manner deemed acceptable by the Trustees.  Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, this Declaration of Trust or the By-laws to be taken by Shareholders.
Section 6.2  Meetings of Shareholders.  Meetings of Shareholders may be called from time to time for the purpose of acting on any matter requiring the vote or authority of Shareholders as herein provided, or on any other matter deemed by the Trustees to be necessary or desirable.  The Trust shall not be required to hold annual meetings of the Shareholders unless required by law.  Meetings of Shareholders shall be called, and notice thereof and the record dates therefor shall be given and set, as provided by the By-laws.  Meetings of Shareholders may be held within or outside the State of Delaware.
Section 6.3  Quorum and Required Vote.  One-third of the Shares entitled to vote in person or by proxy shall constitute a quorum for the transaction of business at a Shareholders’ meeting, except that where any provision of law or this Declaration of Trust permits or requires the holders of any Series to vote as a Series or the holders of a Class to vote as a Class, then one‑third of the aggregate number of Shares of that Series or Class entitled to vote shall constitute a quorum for the transaction of business by that Series or Class.  Any meeting of Shareholders may, by action of the chairman of the meeting, be adjourned with respect to one or more matters to be considered at such meeting, whether or not a quorum is present with respect to such matter(s).  Any adjourned meeting may be held as adjourned without further notice if the date, time and place of the adjourned meeting were announced at the time of the adjournment.  Except when a larger vote is required by any provision of this Declaration of Trust or the By‑laws or by applicable law, when a quorum is present at any meeting, a majority of the Shares voted shall decide any questions and a plurality of the Shares voted shall elect a Trustee, provided that where any provision of law or this Declaration of Trust requires the holders of any Series to vote as a Series or the holders of a Class to vote as a Class, then a majority of the Shares of that Series or Class voted on the matter shall decide that matter insofar as that Series or Class is concerned.
Section 6.4  Action by Written Consent.  Any action that may be taken at any meeting of Shareholders may be taken without a meeting, if written or electronic consent to the action is filed with the records of the meetings of Shareholders by the holders of the number of Shares that would be required to approve the matter as provided in Section 6.3 and such action is submitted to Shareholders by the consent of the Board of Trustees.  Such written Shareholder consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

ARTICLE VII

DISTRIBUTIONS, REDEMPTIONS; NET ASSET VALUE

Section 7.1  Distributions.  The Board of Trustees may declare and pay dividends and other distributions on the Shares of any Series.  The amount and payment of such dividends or distributions and their form, whether they are in cash, Shares or other property, shall be determined by the Trustees.  Dividends and other distributions may be paid pursuant to a standing resolution adopted once or more often as the Trustees determine.  All dividends and other distributions on the Shares of a particular Series shall be distributed pro rata to the Shareholders of that Series in proportion to the number of Shares of that Series they held on the record date established for such payment, except that such dividends and distributions shall appropriately reflect all liabilities, expenses, costs, charges, fees and reserves attributable or allocated to any Class of that Series.  The Trustees may adopt and offer to Shareholders such dividend reinvestment, cash dividend payout or similar plans as the Trustees deem appropriate.

Section 7.2  Redemptions.

(a)  The Trust shall purchase such Shares as are offered by any Shareholder for redemption in accordance with such procedures as the Trustees may from time to time authorize for the redemption of Shares, and the Trust will pay therefor, solely from the assets held with respect to the applicable Series, the net asset value thereof, in accordance with the applicable provisions of the 1940 Act, less any charges or fees imposed on such redemption.  To the extent permitted by law, the Trustees may retain the proceeds of any redemption of Shares required by them for payment of amounts due and owing by a Shareholder to the applicable Series or the Trust.  Unless extraordinary circumstances exist, payment for said Shares shall be made by the Trust to the Shareholder within seven days after the date on which the request for redemption is received in proper form.  The obligation set forth in this Section 7.2 is subject to the provision that in the event that any time the New York Stock Exchange is closed for other than weekends or holidays, or if permitted by the rules and regulations or an order of the Commission during periods when trading on the New York Stock Exchange is restricted, or during any emergency which makes it impracticable for the Trust to dispose of the investments of any applicable Series or to determine fairly the value of the net assets of such Series, or during any other period permitted by order of the Commission for the protection of investors, such obligation may be suspended or postponed by the Trustees.  In the case of a suspension of the right of redemption as provided herein, a Shareholder may either withdraw the request for redemption or receive payment based on the net asset value per Share next determined after the termination of such suspension, less any charges or fees imposed on such redemption.  On and after the date of redemption, Shares redeemed pursuant to this Section 7.2 shall no longer be deemed to be outstanding for any purpose and the Shareholder shall cease to have any rights as a holder of such Shares, except for the right to receive payment of the redemption price.

(b)  Subject to the 1940 Act, the redemption price may be paid, in any case or cases, wholly or partly in kind if the Trustees determine in their sole discretion that such payment is advisable in the interest of the remaining Shareholders of the Series of which the Shares are being redeemed, and the value, selection and quantity of securities or other property so paid or delivered as all or part of the redemption price may be determined by or under authority of the Trustees in their sole discretion.

(c)  The Trustees may require any Shareholder or group of Shareholders (including some or all of the Shareholders of any Series or Class) to redeem Shares for any reason as determined by the Trustees, in their sole discretion, including: (i) the determination of the Trustees that direct or indirect ownership of Shares has or may become concentrated to an extent that would disqualify any Series or the Trust as a regulated investment company under the Internal Revenue Code; (ii) the failure to supply a tax identification number or other identifying information required to comply with applicable law or regulation; (iii) if the Share activity of the account or ownership of Shares by a particular Shareholder is deemed by the Trustees either to affect adversely the Trust or any Series, or not to be in the best interests of the remaining Shareholders of any Series or Class; (iv) the failure of a Shareholder to pay when due the consideration for the purchase of Shares issued to him; or (v) if a Shareholder fails to meet or maintain the qualifications for ownership of Shares of a particular Series or Class.  Any such redemption shall be effected at the redemption price and in the manner provided in this Section 7.2.
Section 7.3  Net Asset Value; Net Income.  The net asset value per Share of each Series and Class shall be determined in accordance with the methods and procedures established by the Trustees from time to time in accordance with the 1940 Act.  Subject to the applicable provisions of the 1940 Act, the Trustees may delegate any of their powers and duties with respect to the valuation of assets and the determination of net asset value per Share to one or more Trustees or officers of the Trust or to an investment adviser, administrator, custodian or other agent appointed for such purpose.  The net asset value per Share of each Series and Class shall be determined separately on such days and times as the Trustees may determine or, in the absence of action by the Trustees, as of the close of regular trading on the New York Stock Exchange on each day for all or part of which the New York Stock Exchange is open for regular trading.
ARTICLE VIII

CUSTODIAN

The Trustees shall at all times place and maintain the securities and other investments of the Trust in the custody of one or more custodians meeting the requirements of the 1940 Act or as otherwise permitted by the Commission or its staff.  The Trustees, on behalf of the Trust or any Series, may enter into an agreement with a custodian on terms and conditions acceptable to the Trustees, providing for the custodian, among other things: (i) to hold the securities and other investments owned by the Trust and deliver the same upon written order or oral order confirmed in writing; (ii) to receive and give a receipt for money paid for any moneys due to the Trust and, on behalf of the Trust or any Series, deposit the same in its own banking department or elsewhere; (iii) to disburse such funds upon orders or vouchers; and (iv) to employ one or more sub-custodians.  Subject to such rules, regulations and orders as the Commission may adopt, the Trustees may direct the custodian to deposit all or any part of the securities of the Trust in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the Securities Exchange Act of 1934, or such other person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Trust or its custodians, sub‑custodians or other agents.
ARTICLE IX

LIMITATION OF LIABILITY; INDEMNIFICATION

Section 9.1  Limitation of Liability.

(a)  Except as required by the 1940 Act, no Trustee, officer, employee or agent of the Trust shall owe any fiduciary duties to the Trust or any Series or to any Shareholder or any other person.  The Trustees, officers, employees and agents of the Trust shall only have the duty to perform their respective obligations expressly set forth herein in a manner that does not constitute willful misfeasance, bad faith, gross negligence or reckless disregard of their respective duties as a Trustee, officer, employee or agent expressly set forth in this Declaration of Trust.

(b)  To the extent that, at law (common or statutory) or in equity, the Trustees, officers, employees or agents of the Trust otherwise have duties (including fiduciary duties) and liabilities relating thereto, such duties (including fiduciary duties) and liabilities are eliminated and replaced by the duties and liabilities of the Trustees, officers, employees and agents of the Trust as expressly set forth herein.

(c)  Except as otherwise expressly set forth herein, the officers, employees and agents of the Trust shall not have any personal liability to any person other than the Trust or its Shareholders for any act, omission or obligation of the Trust or any Trustee. No officer, employee or agent of the Trust shall be liable to the Trust or its Shareholders for any act or omission or any conduct whatsoever; provided that nothing contained herein shall protect any officer, employee or agent against any liability to the Trust or its Shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of his duties as an officer, employee or agent as expressly set forth herein.

(d)  A Trustee shall be liable for his own willful misfeasance, bad faith, gross negligence or reckless disregard of his duties expressly set forth herein, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law.  Subject to the foregoing: (i) the Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any other person, including any officer, agent, employee, independent contractor or consultant, nor shall any Trustee be responsible for the act or omission of any other Trustee; (ii) the Trustees may rely upon advice of legal counsel or other experts and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice; and (iii) the Trustees shall be entitled to rely upon the records of the Trust and upon information, opinions, reports or statements presented by another Trustee or any officer, employee or agent of the Trust, or by any other person, as to matters reasonably believed to be within such person’s professional or expert competence.  The appointment, designation or identification of a Trustee as an expert on any topic or in any area (including an audit committee financial expert), or any other special appointment, designation or identification of a Trustee, shall not impose on that Trustee any standard of care or liability that is greater than that imposed on him as a Trustee in the absence of the appointment, designation or identification, and no Trustee who has special skills or expertise, or is appointed, designated or identified as aforesaid, shall be held to a higher standard of care by virtue thereof.  The Trustees shall not be required to give any bond as such, nor any surety if a bond is obtained.

(e)  All persons extending credit to, contracting with or having any claim against the Trust or any Series shall look only to the assets of the Trust or the assets held with respect to the Series that such person extended credit to, contracted with or has a claim against, and neither the Trustees nor the Shareholders, nor any of the Trust’s officers, employees or agents, whether past, present or future, shall be personally liable therefor.

(f)  Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Trust or any Series or the Trustees or officers by any of them in connection with the Trust or any Series shall conclusively be deemed to have been executed or done only in or with respect to his or their capacity as Trustee or Trustees, or officer or officers, as the case may be, and such Trustee or Trustees, or officer or officers shall not be personally liable thereon.  At the Trustees’ discretion, any note, bond, contract, instrument, certificate or undertaking made or issued by the Trustees or by any officer or officers may give notice that the Certificate of Trust is on file in the office of the Delaware Secretary of State and that a limitation on liabilities of Series exists and such note, bond, contract, instrument, certificate or undertaking may, if the Trustees so determine, recite that the same was executed or made on behalf of the Trust or the applicable Series by a Trustee or Trustees in such capacity and not individually, or by an officer or officers in such capacity and not individually, and that the obligations of such instrument are not binding upon any of them or the Shareholders individually, but are binding only on the assets of the Trust, or the assets held with respect to the applicable Series only and not against the assets of the Trust generally or the assets held with respect to any other Series, and may contain such further recital as such person or persons may deem appropriate.  The omission of any such notice or recital shall in no way operate to bind any Trustees, officers or Shareholders individually.

Section 9.2  Indemnification.
(a)  Subject to the exceptions and limitations contained in paragraph (b) below, every person who is or has been a Trustee or an officer or employee of the Trust or is or was serving at the request of the Trust as a trustee, director, officer, employee or agent of another organization in which the Trust has any interest as a shareholder, creditor or otherwise (a “Covered Person”) shall be indemnified by the Trust to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding in which he becomes involved as a party or otherwise by virtue of being or having been a Covered Person and against amounts paid or incurred by him in the settlement thereof.  As used herein, the words “claim”, “action”, “suit” or “proceeding” shall apply to all claims, actions, suits or proceedings (civil, criminal, investigative or other, including appeals), actual or threatened, and the words “liability” and “expenses” shall include, without limitation, attorney’s fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities whatsoever.
(b)  To the extent required under the 1940 Act, but only to such extent, no indemnification shall be provided hereunder to a Covered Person: (i) who shall have been adjudicated by a court or body before which the proceeding was brought to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of his duties expressly set forth herein; or (ii) in the event of a settlement, unless there has been a determination that such Covered Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office (A) by the court or other body approving the settlement, (B) by at least a majority of those Trustees who are neither interested persons of the Trust nor parties to the matter based upon a review of readily available facts (as opposed to a full trial-type inquiry), or (C) by written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry).
(c)  To the extent that any determination is required to be made as to whether a Covered Person engaged in conduct for which indemnification is not provided as described herein, or as to whether there is reason to believe that a Covered Person ultimately will be found entitled to indemnification, the person or persons making the determination shall afford the Covered Person a rebuttable presumption that the Covered Person has not engaged in such conduct and that there is reason to believe that the Covered Person ultimately will be found entitled to indemnification.
(d)  To the maximum extent permitted by law, expenses in connection with the preparation and presentation of a defense to any claim, action, suit or proceeding of the character described in paragraph (a) of this Section 9.2 shall be paid by the Trust from time to time prior to final disposition thereof upon receipt of an undertaking by or on behalf of such Covered Person that such amount will be paid over by him to the Trust if it is ultimately determined that he is not entitled to indemnification under this Section 9.2; provided, however, that any such advancement will be made in accordance with any conditions required by the Commission.  The advancement of any expenses pursuant to this paragraph (d) shall under no circumstances be considered a “loan” under the Sarbanes-Oxley Act of 2002 or for any other reason.
(e)  Any repeal or modification of this Article IX or adoption or modification of any other provision of this Declaration of Trust inconsistent with this Article IX shall be prospective only to the extent that such repeal or modification would, if applied retrospectively, adversely affect any limitation on the liability of any Covered Person or indemnification or right to advancement of expenses available to any Covered Person with respect to any act or omission that occurred prior to such repeal, modification or adoption.
(f)  Notwithstanding any other provision in this Declaration of Trust to the contrary, any liability and/or expense against which any Covered Person is indemnified under this Section 9.2 and any advancement of expenses that any Covered Person is entitled to be paid under paragraph (d) shall be deemed to be joint and several obligations of the Trust and each

Series, and the assets of the Trust and each Series shall be subject to the claims of any Covered Person therefor under this Article IX; provided that (i) any such liability, expense or obligation may be allocated and charged by the Trustees between or among the Trust and/or any one or more Series (and Classes) in such manner as the Trustees in their sole discretion deem fair and equitable; and (ii) the Trustees may determine that any such liability, expense, or obligation should not be allocated to one or more Series (and Classes), and such Series or Classes shall not be liable therefor as provided under Section 3.2(a).
(g)  The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not be exclusive of or affect any other rights to which any Covered Person may now or hereafter be entitled, and shall inure to the benefit of the heirs, executors and administrators of a Covered Person.
(h)  Nothing contained herein shall affect any rights to indemnification to which any Covered Person or other person may be entitled by contract or otherwise under law or prevent the Trust from entering into any contract to provide indemnification to any Covered Person or other person.  Without limiting the foregoing, the Trust may, in connection with any transaction permitted by this Declaration of Trust, including the acquisition of assets subject to liabilities or a merger or consolidation pursuant to Section 10.2 hereof, assume the obligation to indemnify any person, including a Covered Person, or otherwise contract to provide such indemnification, and such indemnification shall not be subject to the terms of this Article IX unless otherwise required under applicable law.
Section 9.3  Indemnification of Shareholders.  In case any Shareholder or former Shareholder shall be held to be personally liable solely by reason of his being or having been a Shareholder and not because of his acts or omissions or for some other reason, the Shareholder or former Shareholder (or his heirs, executors, administrators or other legal representatives, or, in the case of a corporation or other entity, its corporate or other general successor) shall be entitled, out of the assets held with respect to the applicable Series, to be held harmless from and indemnified against all loss and expense arising from such liability.  The Trust shall, upon request by a Shareholder or former Shareholder, assume the defense of any claim against him for any act or obligation of the Trust or applicable Series.
ARTICLE X

DURATION, REORGANIZATION; AMENDMENTS

Section 10.1  Termination of the Trust or Any Series or Class.

(a)  Unless terminated as provided herein, the Trust and each Series shall continue in perpetuity.  The Trust or any Series may be dissolved, and any Class may be terminated, at any time by the Trustees without Shareholder approval or consent by written notice to the Shareholders or, in the case of the dissolution of any Series or termination of any Class, to the Shareholders of such Series or Class.  Any action to dissolve the Trust shall be deemed to be an action to dissolve each Series and to terminate each Class.

(b)  In accordance with § 3808 of the Delaware Act, upon the requisite action by the Trustees to dissolve the Trust or any one or more Series, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated, of the Trust or the applicable Series as may be determined by the Trustees, the Trust shall in accordance with such procedures as the Trustees consider appropriate reduce the remaining assets of the Trust or the assets held with respect to the affected Series to distributable form in cash, securities or other assets, or any combination thereof, and distribute the proceeds to the Shareholders of all Series or the applicable Series, ratably according to the number of Shares of all or such Series held by the several Shareholders of all or such Series on the date of distribution.  Thereupon, any affected Series shall terminate and the Trustees and the Trust shall be discharged of any and all further liabilities and duties relating thereto or arising therefrom, and the right title and interest of all parties with respect to such Series shall be canceled and discharged.  Upon the requisite action by the Trustees to terminate any Class, the Trustees may, to the extent they deem it appropriate, follow the procedures set forth in this Section 10.1(b) that are specified in connection with the dissolution and winding up of the Trust or any Series.  Alternatively, in connection with the dissolution of any Series or termination of any Class, the Trustees may treat such dissolution or termination as a redemption of the Shareholders of such Series or Class effected pursuant to Section 7.2(c) hereof, provided that the costs relating to the dissolution of such Series or termination of such Class shall be included in the determination of the net asset value of the Shares of such Series or Class for purposes of determining the redemption price to be paid to the Shareholders of such Series or Class (to the extent not otherwise included in such determination).  In connection with the dissolution and liquidation of the Trust or any Series, or the termination of any Class, the Trustees may provide for the establishment of a liquidating trust or similar vehicle.
(c)  Upon dissolution of the Trust, following completion of winding up of its business and affairs, the Trustees shall cause a certificate of cancellation of the Certificate of Trust to be filed in accordance with the Delaware Act.  Upon the filing of such certificate of cancellation, the Trust shall terminate, the Trustees shall be discharged of any and all further liabilities and duties relating thereto or arising therefrom, and the right, title and interest of all parties with respect to the Trust shall be canceled and discharged.
Section 10.2  Reorganization; Master/Feeder Structure.
(a)  Notwithstanding anything else herein, the Trustees may, in their sole discretion and without Shareholder approval, unless such approval is required by the 1940 Act: (i) cause the Trust to convert or merge, reorganize or consolidate with or into one or more trusts, partnerships, limited liability companies, associations, corporations or other business entities (or, to the extent permitted by law, a series thereof) (including business entities created by the Trustees to accomplish such conversion, merger, reorganization or consolidation) so long as the surviving or resulting entity is an investment company registered under the 1940 Act or, to the extent permitted by law, a series thereof, and which, in the case of any business entity created by the Trustees to accomplish such conversion, merger, reorganization or consolidation, may (but need not) succeed to or assume the Trust’s registration under the 1940 Act and which, in any case, is formed, organized or existing under the laws of the United States or a state or possession of the United States; (ii) cause the Shares to be exchanged under or pursuant to any state or federal statute to the extent permitted by law; (iii) cause the Trust to incorporate under the laws of a state or possession of the United States; or (iv) sell or convey all or substantially all of the assets of the Trust or the assets held with respect to any Series to one or more other Series or to another trust, partnership, limited liability company, association, corporation or other business entity (or, to the extent permitted by law, a series thereof) (including a business entity created by the Trustees to accomplish such sale and conveyance) organized under the laws of the United States or any state or possession of the United States so long as such entity is an investment company registered under the 1940 Act and which, in the case of any business entity created by the Trustees to accomplish such sale and conveyance, may (but need not) succeed to or assume the Trust’s registration under the 1940 Act, for adequate consideration as determined by the Trustees, which may include the assumption of liabilities of the Trust or any affected Series or Class and which also may include Shares of such other Series or Class or shares of beneficial interest, stock or other ownership interest in such business entity (or series thereof).  Any certificate of merger, certificate of conversion or other applicable certificate may be signed by any one Trustee and facsimile signatures conveyed by electronic or telecommunication means shall be valid.
(b)  Pursuant to and in accordance with the provisions of § 3815(f) of the Delaware Act, and notwithstanding anything to the contrary contained in this Declaration of Trust, an agreement of merger or consolidation approved by the Trustees in accordance with this Section 10.2 may effect any amendment to this Declaration of Trust or effect the adoption of a new governing instrument of the Trust if the Trust is the surviving or resulting entity in the merger or consolidation.
(c)  Notwithstanding anything else herein, the Trustees may, in their sole discretion and without Shareholder approval unless such approval is required by the 1940 Act, invest all or a portion of the assets held with respect to one or more Series, or dispose of all or a portion of the assets held with respect to one or more Series and invest the proceeds of such disposition, in interests issued by one or more other investment companies registered under the 1940 Act.  Any such other investment company may (but need not) be a trust (formed under the laws of any state or jurisdiction) which is classified as a partnership for federal income tax purposes.  Notwithstanding anything else herein, the Trustees may, without Shareholder approval unless such approval is required by the 1940 Act, cause any Series that is organized in such a master-feeder structure to withdraw or redeem its assets from the master fund and cause such Series to invest its assets directly in securities and other investments or in another master fund.
Section 10.3  Amendments.  This Declaration of Trust may be amended or otherwise supplemented at any time by: (i) an instrument in writing signed by a majority of the Trustees then in office; or (ii) adoption by a majority of the Trustees then in office of a resolution specifying such amendment.  Any such amendment to this Declaration of Trust shall be effective immediately upon execution of such instrument or adoption of such resolution (or upon such future date as may be stated therein).  No vote or consent of any Shareholder shall be required for any amendment of this Declaration of Trust, except: (i) as required by the 1940 Act, but only to the extent so required; or (ii) as determined by the Trustees in their sole discretion.  The Certificate of Trust may be amended or restated by any Trustee as necessary or desirable to reflect any change in the information set forth therein, and any such amendment or restatement shall be effective immediately upon filing in the office of the Delaware Secretary of State or upon such future date as may be stated therein.  Notwithstanding anything else herein, no amendment hereof shall limit the indemnification or other rights provided by Article IX with respect to any actions or omissions of Covered Persons prior to such amendment.
ARTICLE XI

MISCELLANEOUS

Section 11.1  Statutory Trust Only.  It is the intention of the Trustees to form a statutory trust pursuant to the Delaware Act.  It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment or any form of legal relationship other than a statutory trust pursuant to the Delaware Act.  Nothing in this Declaration of Trust shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

Section 11.2  Liability of Third Persons Dealing with Trustees.  No person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees, or to see to the application of any payments made or property transferred to the Trust or any Series or upon its order.

Section 11.3  Applicable Law.

(a)  The Trust is created under, and this Declaration of Trust is to be governed by and construed and enforced in accordance with, the laws of the State of Delaware.  The Trust shall be a Delaware statutory trust pursuant to the Delaware Act, and without limiting the provisions hereof, the Trust specifically reserves the right to exercise any of the powers or privileges afforded to statutory trusts or actions that may be engaged in by statutory trusts under the Delaware Act, and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

(b)  Notwithstanding paragraph (a) of this Section 11.3, there shall not be applicable to the Trust, the Trustees or this Declaration of Trust, the provisions of § 3540 of Title 12 of the Delaware Code or any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Act) pertaining to trusts that relate to or regulate: (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges; (ii) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust; (iii) the necessity for obtaining a court or other governmental approval concerning the acquisition, holding or disposition of real or personal property; (iv) fees or other sums applicable to trustees, officers, agents or employees of a trust; (v) the allocation of receipts and expenditures to income or principal; (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets; (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees that are inconsistent with the limitations or liabilities or authorities and powers of the Trustees set forth or referenced in this Declaration of Trust; (viii) the requirement that a trust have an identified beneficiary at the time of formation; or (ix) the requirement that a trust have corpus at the time of formation.

Section 11.4  Provisions in Conflict with Laws or Regulations.
(a)  The provisions of the Declaration of Trust are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code and the regulations thereunder, the Delaware Act, or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of the Declaration of Trust; provided, however, that such determination shall not affect any of the remaining provisions of the Declaration of Trust or render invalid or improper any action taken or omitted prior to such determination.
(b)  If any provision of the Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of the Declaration of Trust in any jurisdiction.
Section 11.5  Derivative Actions.  In addition to the requirements set forth in § 3816 of the Delaware Act, a Shareholder may bring a derivative action on behalf of the Trust or any Series only if the following conditions are met:
(a)  The Shareholder or Shareholders must make a pre-suit written demand upon the Trustees to bring the subject action unless an effort to cause the Trustees to bring such an action is not likely to succeed.  For purposes of this Section 11.5(a), a demand on the Trustees shall only be deemed not likely to succeed and therefore be excused if a majority of the Trustees, or a majority of any committee established to consider the merits of such action, are Trustees who are not “independent trustees” (as that term is defined in the Delaware Act).  Such demand shall be executed by or on behalf of no fewer than three complaining Shareholders, each of which shall be unaffiliated and unrelated (by blood or marriage) to any other complaining Shareholder executing such demand.  Such demand shall contain a detailed description of the action or failure to act complained of, the facts upon which such allegation is made and the reasonably estimated damages or other relief sought.
(b)  Unless a demand is not required under paragraph (a) of this Section 11.5, Shareholders eligible to bring such derivative action under the Delaware Act who collectively hold Shares representing ten percent or more of all Shares issued and outstanding, or of the Series or Classes to which such action relates if it does not relate to all Series and Classes, shall join in the request for the Trustees to commence such action.
(c)  Unless a demand is not required under paragraph (a) of this Section 11.5, the Trustees must be afforded a reasonable amount of time, which may be up to one hundred eighty calendar days, to consider such Shareholder request and to investigate the basis of such claim.  For purposes of this Section 11.5, the Trustees may designate a committee of one Trustee to consider a Shareholder demand provided that a committee of one Trustee is required to create a committee with a majority of Trustees who are “independent trustees” (as that term is defined in the Delaware Act).  The Trustees shall be entitled to retain counsel or other advisors in considering the merits of the request and may require an undertaking by the Shareholders making such request to reimburse the Trust or the applicable Series for the expense of any such advisors in the event that the Trustees determine not to bring such action.
(d)  If the demand has been properly made pursuant to this Section 11.5, and a majority of the Trustees, including a majority of the independent trustees, or, if a committee has been appointed, a majority of the members of such committee, have considered the merits of the claim and have determined that maintaining a suit would not be in the best interests of the Trust or the affected Series, as applicable, the demand shall be rejected and the complaining Shareholders shall not be permitted to maintain a derivative action unless they first sustain the burden of proof to the court that the decision of the Trustees, or committee thereof, not to pursue the requested action was inconsistent with the standard required of the Trustees or committee under applicable law.
(e)  No Shareholder may bring a direct action claiming injury as a Shareholder of the Trust, or any Series or Class thereof, where the matters alleged (if true) would give rise to a claim by the Trust or by the Trust on behalf of a Series or Class, unless the Shareholder has suffered an injury distinct from that suffered by Shareholders of the Trust, or the Series or Class, generally.  A Shareholder bringing a direct claim must be a Shareholder of the Series or Class against which the direct action is brought at the time of the injury complained of, or acquired the Shares afterwards by operation of law from a person who was a Shareholder at that time.
Section 11.6  Jurisdiction and Waiver of Jury Trial.  In accordance with § 3804(e) of the Delaware Act, any suit, action or proceeding brought by or in the right of any Shareholder or any person claiming any interest in any Shares against the Trust or any Series or Class, or the Trustees or officers of the Trust, shall be brought exclusively in the Court of Chancery of the State of Delaware to the extent there is subject matter jurisdiction in such court for the claims asserted or, if not, then in the Superior Court of the State of Delaware, and all Shareholders and other such persons hereby irrevocably consent to the jurisdiction of such courts (and the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waive, to the fullest extent permitted by law, any objection they may make now or hereafter have to the laying of the venue of any such suit, action or proceeding in such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum and further, IN CONNECTION WITH ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN THE SUPERIOR COURT IN THE STATE OF DELAWARE, ALL SHAREHOLDERS AND ALL OTHER SUCH PERSONS HEREBY IRREVOCABLY WAIVE THE RIGHT TO A TRIAL BY JURY TO THE FULLEST EXTENT PERMITTED BY LAW.  All Shareholders and other such persons agree that service of summons, complaint or other process in connection with any proceedings may be made by registered or certified mail or by overnight courier addressed to such person at the address shown on the books and records of the Trust for such person or at the address of the person shown on the books and records of the Trust with respect to the Shares that such person claims an interest in.  Service of process in any such suit, action or proceeding against the Trust or any Trustee or officer of the Trust may be made at the address of the Trust’s registered agent in the State of Delaware.  Any service so made shall be effective as if personally made in the State of Delaware.

Section 11.7  Inspection of Records and Reports.  Every Trustee shall have the right at any reasonable time to inspect all books, records and documents of every kind and the physical properties of the Trust.  This inspection by a Trustee may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.  No Shareholder shall have any right to inspect any account, book or document of the Trust that is not publicly available, except as conferred by the Trustees.  The books and records of the Trust may be kept at such place or places as the Trustees may from time to time determine, except as otherwise required by law.
Section 11.8  Filing of Copies, References, Headings, Rules of Construction.  The original or a copy of this Declaration of Trust shall be kept at the office of the Trust where it may be inspected by any Shareholder.  Anyone dealing with the Trust may rely on a certificate of an officer of the Trust as to any matters in connection with the Trust hereunder, and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this Declaration of Trust.  In this Declaration of Trust, references to this Declaration of Trust, and all expressions such as “herein,” “hereof” and “hereunder,” shall be deemed to refer to this Declaration of Trust as a whole and not to any particular article or section unless the context requires otherwise.  Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this Declaration of Trust.  Whenever the singular number is used herein, the same shall include the plural; and the neuter, masculine and feminine genders shall include each other, as applicable.  The terms “include,” “includes” and “including” and any comparable terms shall be deemed to mean “including, without limitation.”  The term “person” whenever used herein shall include individuals, corporations, limited liability companies, partnerships, trusts, associations, joint ventures, estates and other entities, whether or not legal entities, and governments, agencies and political subdivisions thereof, whether domestic or foreign.
Section 11.9  Counterparts; Execution of Documents.  This Declaration of Trust and any document, consent or instrument referenced in or contemplated by this Declaration of Trust or the By-laws may be executed in any number of counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument: (i) any document, consent, instrument or notice referenced in or contemplated by this Declaration of Trust or the By-laws that is to be executed by one or more Trustees may be executed by means of original, facsimile or electronic signature; and (ii) any document, consent, instrument or notice referenced in or contemplated by this Declaration of Trust or the By-laws that is to be delivered by the Trust or one or more Trustees may be delivered by facsimile or electronic means (including email), unless, in the case of either clause (i) or (ii), otherwise determined by the Trustees or required by applicable law.
IN WITNESS WHEREOF, the Trustees named below, being the initial Trustees of the Trust, do hereby make and enter into this Agreement and Declaration of Trust of Permanent Portfolio Family of Funds as of the date first written above.

/s/ David P. Bergland
David P. Bergland, as Trustee
and not individually

/s/ Hugh A. Butler
Hugh A. Butler, as Trustee
and not individually

/s/ Michael J. Cuggino
Michael J. Cuggino, as Trustee
and not individually

/s/ Roger Doebke
Roger Doebke, as Trustee
and not individually

SCHEDULE A

Series	Class(es)

Permanent Portfolio	Common shares

Short-Term Treasury Portfolio	Common shares

Versatile Bond Portfolio	Common shares

Aggressive Growth Portfolio	Common shares

Dated as of September 21, 2015